UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________________________________________

PICO Holdings, Inc.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of Incorporation or organization)	94-2723335 (I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300, La Jolla, CA (Address of principal executive offices)	92037 (Zip Code)

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PICO Holdings, Inc. 2014 Equity Incentive Plan
(Full title of the Plan)
_______________________________________________________

Maxim C.W. Webb
Executive Vice President, Chief Financial Officer, Treasurer, and Secretary
PICO Holdings, Inc.
7979 Ivanhoe Avenue, Suite 300
La Jolla, CA 92037
Telephone: (858) 456-6022
(Name, address, and telephone number of agent for service)

Copy to:
Jason L. Kent
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Telephone: (858) 550-6044
___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered [1]	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2014 Equity Incentive Plan Common Stock, $0.001 par value per share	3,288,941 [2]	$22.25 [3]	$73,178,937.25 [3]	$9,425.45

[1]
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or similar transaction.

[2]
Represents up to 3,288,941 shares of Common Stock available for future issuance under the PICO Holdings, Inc. 2014 Equity Incentive Plan (the “Plan”). The Plan is the successor to the PICO Holdings, Inc. 2005 Long-Term Incentive Plan (the “Predecessor Plan”). The shares of Common Stock available for future issuance under the Plan consists of (a) 1,000,000 shares of Common Stock initially available for future grants under the Plan, (b) 218,316 shares of Common Stock previously available for future issuance under the Predecessor Plan that became part of the share reserve under the Plan as of the effective date of the Plan and (c) up to 2,070,625 shares of Common Stock currently reserved for issuance upon the exercise of outstanding options and other stock awards granted under the Predecessor Plan that become available for future issuance under the Plan upon the termination or expiration of stock options and other awards under the Predecessor Plan that expire or are terminated without having been exercised in full or are repurchased, reacquired or forfeited following the effective date of the Plan.

[3]
Estimated pursuant to Rule 457(h) promulgated under the Securities Act solely for purposes of calculating the registration fee. As to shares issuable under the Plan, the price is based upon the average of the high and low prices of the Common Stock on August 8, 2014 as reported on the NASDAQ Global Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

Not required to be filed with this registration statement.

Item 2.    Registrant Information and Employee Plan Annual Information

Not required to be filed with this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

PICO Holdings, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents:

(a) The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities Exchange Commission (the "SEC") on March 17, 2014.

(b) The Company’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014, and June 30, 2014, filed with the SEC on May 12, 2014, and August 11, 2014, respectively.

(c) The Company’s current reports on Form 8-K filed with the SEC on February 14, 2014, and May 19, 2014.

(d) The Company’s definitive proxy statement on Schedule 14A for the Company’s 2014 annual meeting of stockholders filed with the SEC on April 2, 2014.

(e) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, as filed with the SEC on August 24, 1990 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of From 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.
.

Item 4. Description of Securities

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

Inapplicable.

Item 6. Indemnification of Directors and Officers

Pursuant to provisions of the California General Corporation Law (the “CGCL”), the Company’s Articles of Incorporation include a provision which eliminates the personal liability of its directors to the Company and its shareholders for monetary damages to the fullest extent permissible under California law. This limitation has no effect on a director’s liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interest of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Company or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (concerning a director’s liability for improper distributions, loans and guarantees). The provision in the Company’s Articles of Incorporation does not eliminate liability of a director for any acts or omissions which occurred prior to November 18, 1988, the effective date of the Company’s amended Articles of Incorporation including such provision, and it does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the Board of Directors. Further, the provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company’s shareholders for any violation of a director’s fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying the provision have not yet been interpreted to any significant extent by the California courts, the provision may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

The Company’s Articles of Incorporation also include a section authorizing the Company to indemnify its officers, directors and other agents through bylaw provisions, agreements with such agents, vote of shareholders or otherwise in excess of the indemnification permitted by Section 317 of the CGCL, subject only to the limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders. The Company has entered into agreements with its executive officers and directors to provide indemnity to such persons to the maximum extent permitted under applicable law.

The Company’s bylaws expressly provide that the Company shall have the right to purchase and maintain insurance against any liability asserted against or incurred by officers, directors and other agents, whether or not the Company would have the power to indemnify such person against the liability insured against. The Company has obtained directors and officers liability and company reimbursement insurance pursuant to three policies currently in effect, referred to as the D & O Policies. The D & O Policies are subject to customary exclusions.

Section 317 of the CGCL makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, against such liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed

Inapplicable.

Item 8. Exhibits

See Exhibit Index.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on August 11, 2014.

PICO Holdings, Inc.
By:	/s/ Maxim C. W. Webb
Maxim C. W. Webb,
Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

POWER OF ATTORNEY

The officers and directors of PICO Holdings, Inc. whose signatures appear below, hereby constitute and appoint Maxim C.W. Webb and John T. Perri, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8 (including post-effective amendments), and other documents in connection therewith, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 11, 2014.

Signature	Title	Date

/s/ Kristina M. Leslie	Chair of the Board	08/11/2014
Kristina M. Leslie

/s/ John R. Hart	Chief Executive Officer, President, and Director	08/11/2014
John R. Hart	(Principal Executive Officer)

/s/ Maxim C.W. Webb	Executive Vice President, Chief Financial Officer, Treasurer, and Secretary	08/11/2014
Maxim C.W. Webb	(Principal Financial Officer)

/s/ John T. Perri	Vice President, Chief Accounting Officer	08/11/2014
John T. Perri	(Principal Accounting Officer)

/s/ Robert G. Deuster	Director	08/11/2014
Robert G. Deuster

/s/ Carlos C. Campbell	Director	08/11/2014
Carlos C. Campbell

Director
Kenneth J. Slepicka

/s/ Julie H. Sullivan, Ph.D.	Director	08/11/2014
Julie H. Sullivan, Ph.D.

/s/ Michael J. Machado	Director	08/11/2014
Michael J. Machado

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007.
4.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on May 19, 2009.
4.3	Specimen Common Stock Certificate
5.1	Legal Opinion
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24	Power of Attorney (included in signature pages to this registration statement)
99.1
PICO Holdings, Inc. 2014 Equity Incentive Plan, and Form of Stock Option Agreement, Notice of Exercise and Form of Stock Option Grant Notice thereunder, incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on May 19, 2014.